Award Number:  «Award_No_1»

AUTOCHINA INTERNATIONAL LIMITED

2009 EQUITY INCENTIVE PLAN

SHARE OPTION AWARD AGREEMENT

1.           Grant of Option.  AutoChina International Limited, a company incorporated under the laws of the Cayman Islands, (the “Company”) hereby grants to the Grantee (the “Grantee”) named in the Notice of Share Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Ordinary Shares subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Share Option Award Agreement (the “Option Agreement”) and the Company’s 2009 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the US$100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  The US$100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2.           Exercise of Option.

(a)           Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction.  Notwithstanding the provisions of Section 11(b), vesting will accelerate and the Option shall become fully vested and immediately exercisable upon the occurrence of a Change in Control as such term is defined in Section 2(i) of the Plan. The Grantee (including any Holding Company of such Grantee) shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b)           Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the sale and remittance procedure to pay the Exercise Price provided in Section 4(d) below.

(c)           Taxes.  No Shares will be delivered to the Grantee (including any Holding Company of such Grantee) or other person pursuant to the exercise of the Option until the Grantee (including any Holding Company of such Grantee) or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee (including any Holding Company of such Grantee) incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

3.           Grantee’s Representations.  The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under any United States or non-U.S. securities laws.  In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.           Method of Payment.  Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)           cash;

(b)           check;

(c)           surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)           payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(e)           payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(f)           any combination of the foregoing methods of payment.

5.           Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.  In addition, the Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company.  If the exercise of the Option within the applicable time periods set forth in Sections 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 4(f), the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6.           Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee (or the Holding Company of such Grantee, as applicable) may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date.  In the event of termination of the Grantee’s Continuous Service for Cause, the right of the Grantee (or the Holding Company of such Grantee, as applicable) to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”).  In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice only if such change is determined by the Administrator, in its complete and sole discretion, to constitute a lateral change or a promotion and not a demotion in the employment status of the Grantee.   However,  with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.  Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee (or the Holding Company of such Grantee, as applicable) does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

7.           Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee (or the Holding Company of such Grantee, as applicable) may, but only within three (3) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.  Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

8.           Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the three (3) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within three (3) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9.           Transferability of Option.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  The Option, if a Non-Qualified Stock Option, may be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee: (A) to a Holding Company of such Grantee, or (B) to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

If the Grantee transfers an Award to a Holding Company, the Grantee and the Holding Company shall enter into an agreement with the Company substantially in the form attached hereto as Exhibit C, which shall provide, among other things, the following: (i) the Holding Company shall agree to be bound by the Plan and the relevant provisions of the Notice and the Option Agreement; and (ii) neither the Holding Company nor the Grantee shall permit any direct or indirect transfer of equity interests in the Holding Company.

10.         Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11.         Forfeiture Of Stock Options and Profits.  Notwithstanding anything to the contrary herein, if a Grantee engages in any activity or conduct in violation of the non-competition restrictions of the Grantee’s Labor Contract with the Company or a Related Entity (or any similar written agreement) after the termination of Continuous Service, or, if there is no such Agreement or if the Agreement does not contain a non-competition clause or restriction, and a Grantee Competes (as defined below) with the Company or a Related Entity after the termination of Continuous Service, then, at the election of the Company:  (i) all unexercised Options (whether vested or unvested) shall immediately terminate and be forfeited and the Grantee or his or her beneficiaries or representatives shall not be able to exercise the Options, and (ii) to the extent the Grantee or his or her beneficiaries or representatives have exercised any Options in the six (6) month period ending on the date the Grantee first engaged in the violation of the non-competition restrictions,  the Company may rescind any such exercise of the Options (in which case the Shares shall be returned to the Company and the Grantee’s exercise price shall be returned, or, in the case of an Option which was exercised using the “net exercise” clause in Section 4(e) above, the Shares shall be returned to the Company) or, at the Company’s election, the Grantee may be required to pay to the Company in cash or a cash equivalent acceptable to the Company an amount equal to any profits Grantee received from the sale of the shares subject to the Options, whether any such sale occurs during or after the period of the Grantee’s Continuous Service for the Company or before or after the conduct occurs that violates the terms of the agreements with the Company.  The amount of a Grantee’s profits for these purposes will be calculated as the difference between the sale price for the shares and the price he or she paid to exercise the Options.  In any case there shall be no offset from the amount owed the Company (including in a case where shares are returned) for any tax liability a Grantee may have incurred as a result of the exercise of the option or the sale of the shares.  The Grantee agrees to return the shares or make this payment to the Company, as applicable, no later than thirty (30) days after the date the Company requests such return or payment.  The Grantee also consents to a deduction from any amounts the Company owes them from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed by the Company) to the extent of the amount the Grantee is obligated to pay the Company under this Section.  Whether or not the Company elects to make any set-off in whole or part, if the Company does not recover by means of set-off the full amount a Grantee owes it, the Grantee agrees to pay the unpaid balance within the time period specified above.  For the purposes of this Section 11, a Grantee “Competes” with the Company if such Grantee (during the period of Grantee’s employment with the Company, and for the period of six (6) months after the date Grantee’s employment with the Company ends for any reason) provides services, similar to those he or she provided to the Company, to any person or entity “in competition” (as defined below) with the Company anywhere in the world.  At the present time, the Company and Related Entities engage in the wholesale and retail sale of vehicles (including auto trading), vehicle parts and vehicle accessories; vehicle repair and maintenance; insurance agency; vehicle trade-in business; used car sales business; and vehicle consulting services and vehicle storage services.  The Grantee understands that the scope and nature of Grantee’s activities and services, and the Company’s business, products or services, may change as the Company develops.  The Grantee agrees that the scope of this provision will change to cover any changes in Grantee’s activities or services, as well as any changes in the Company or a Related Entity’s business, products or services, during Grantee’s Continuous Service with the Company.

12.         Stop-Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

13.         Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

14.         Lock-Up Agreement.

 (a)           Agreement.  The Grantee (including any Holding Company of such Grantee, as applicable), if requested by the Company and the lead underwriter of any public offering of the Ordinary Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Ordinary Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during the 200-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify.  The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Ordinary Shares subject to the lock-up period until the end of such period.  The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 14.

 (b)           No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Ordinary Shares until the earlier of (i) the expiration of the lock-up period specified in Section 14(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 14 may not be amended or waived except with the consent of the Lead Underwriter.

15.         Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the interest of the Grantee (including any Holding Company of such Grantee, as applicable) except by means of a writing signed by the Company and the Grantee (or the Holding Company of such Grantee, as applicable).  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

16.         Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.         Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee (or the Holding Company of such Grantee, as applicable) or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

18.         Arbitration.  The Company, the Grantee (including any Holding Company of such Grantee), and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be referred to and determined by arbitration at the Hong Kong International Arbitration Centre and in accordance with its Domestic Arbitration Rules.  The arbitration proceedings shall be conducted in the English language.  The parties shall have the right to conduct discovery which provides them with access to documents and witnesses that are essential to the dispute, as determined by the arbitrator.  The parties agree that the arbitrator shall have no authority to vary the terms of the Notice, the Plan or this Option Agreement or to award any punitive, consequential, incidental, indirect or special damages, interest, fees or expenses.  The arbitrator’s written award shall include the essential findings and conclusions upon which the award is based.  The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction.  In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.  The parties shall bear their own attorneys’ fees and other costs arising under this Section 18 except as otherwise required by law.  If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

19.         Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

20.         Confidentiality.  The Grantee (including any Holding Company of such Grantee) shall keep the terms of this Option Agreement, the Notice and Plan strictly confidential and may not discuss such terms with anyone except the Plan Administrator or persons authorized by the Plan Administrator.  If the Grantee breaches the confidentiality obligations under this Section 20, the Company shall have the right to revoke the Option.

END OF AGREEMENT

EXHIBIT A

AUTOCHINA INTERNATIONAL LIMITED

2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

AutoChina International Limited

Attention: Corporate Secretary

1.           Effective as of today, ______________, the undersigned (the “Holder”) hereby elects to exercise the Holder’s option to purchase ___________ Ordinary Shares (the “Shares”) of AutoChina International Limited, a company incorporated under the laws of the Cayman Islands, (the “Company”) under and pursuant to the Company’s 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Share Option Award Agreement (the “Option Agreement”) and Notice of Share Option Award (the “Notice”) dated ______________, ________.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.  The Holder elects to pay the full Exercise Price for the Shares by the following means, as authorized by the Option Agreement:

☐ Cash

☐ Check

☐ Surrender or Attestation of Previously Owned Shares

☐ Broker-Dealer Sale and Remittance Procedure

☐ Net Exercise

 A combination of the foregoing methods of payment, with the number of Ordinary Shares pursuant to each of the foregoing methods of payment set forth immediately as follows in (parenthesis): Cash (________________), Check (________________), Surrender of Attestation of Previously Owned Shares (________________), Broker-Dealer Sale and Remittance Procedure (________________), Net Exercise (________________)

2.           Representations of the Holder.  The Holder acknowledges that the Holder has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.           Rights as Shareholder.  Until the issue of such Shares has been registered in the Register of Members of the Company, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall register the issue of such Shares in the Register of Members of the Company and issue (or cause to be issued) such share certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 10 of the Plan.  The Holder shall enjoy rights as a shareholder until such time as the Holder disposes of the Shares.

4.           Delivery of Payment.  The Holder herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

5.           Tax Consultation.  The Holder understands that the Holder may suffer adverse tax consequences as a result of the Holder’s purchase or disposition of the Shares.  The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the purchase or disposition of the Shares and that the Holder is not relying on the Company for any tax advice.

6.           Taxes.  The Holder agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.           Restrictive Legends.  The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.           Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the heirs, executors, administrators, successors and assigns of the Holder.

9.           Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10.         Administration and Interpretation.  The Holder hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Holder or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11.         Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.         Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13.         Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

14.         Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of theparties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

HOLDER:	AUTOCHINA INTERNATIONAL LIMITED

By:
(Signature)

Title:

Address:	Address:

EXHIBIT B

AUTOCHINA INTERNATIONAL LIMITED

2009 EQUITY INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:

COMPANY:	AUTOCHINA INTERNATIONAL LIMITED

SECURITY:	ORDINARY SHARES

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

(a)           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein.  Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Grantee further acknowledges and understands that the Company is under no obligation to register the Securities.  Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c)           Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, except in the case of affiliates, such Securities may be resold subject to the satisfaction of the applicable conditions specified by Rule 144, including: (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction,” in transactions directly with a “market maker” or “riskless principal transactions” (as said terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of the grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require: the availability of current public information about the Company; the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and, in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)           Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e)           Grantee represents that Grantee is a resident of the state of ____________________.

Signature of Grantee:

Date:

EXHIBIT C

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this “Agreement”) is made as of ____, 200__ by and among [Grantee] (the “Grantee”), [Holding Company] (the “Holding Company”) and AutoChina International Limited, a company incorporated under the laws of the Cayman Islands (the “Company”).

WHEREAS, the Grantee holds an option (the “Option”) to purchase [   ] ordinary shares of the Company (the “Shares”);

WHEREAS, the Option was issued to the Grantee by the Company pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”) and a Notice and Share Option Award Agreement (the “Award Agreement”);

WHEREAS, the Holding Company is an investment holding company wholly owned by the Grantee;

WHEREAS, the Plan and the Award Agreement expressly permit the transfer of the Option by the Grantee to an investment holding company wholly owned by the Grantee,

NOW, THEREFORE, the parties hereto agree as follows:

1.           The Grantee hereby agrees to transfer the Option to the Holding Company in consideration of [   ] ordinary shares of the Holding Company (the “Holding Company Shares”), and the Holding Company hereby agrees to issue such Holding Company Shares to the Grantee in exchange for the Option.

2.           The Holding Company agrees to be bound by all provisions of the Plan and the Award Agreement (except those that relate to Grantee’s employment and provision of services) as if it were the Grantee thereunder.

3.           The Holding Company agrees that it shall not issue any securities to any third party other than the Grantee.  The Holding Company further agrees that it shall not be involved in any business activity except in connection with its ownership of the Option, such as exercising the Option (in full or in part) and holding and disposing of the Shares.

4.           Representations and Warranties.

(i)          The Holding Company hereby represents that its authorized share capital is [US$  ] divided into [   ] ordinary shares, par value [US$  each], [   ] of which are issued and outstanding.  As of the date hereof, all of the [   ] ordinary shares are held by the Grantee.  Upon the completion of the transactions contemplated hereunder, the Grantee will hold [   ] ordinary shares of the Holding Company, which will represent all of the issued and outstanding ordinary shares of the Holding Company.

(ii)         The Grantee hereby represents that it has valid title to the Option, free of liens, charges and other encumbrances, except as provided in the Plan, the Award Agreement and this Agreement.

(iii)        Each of the parties hereto represents that this Agreement, when delivered, will constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms.

6.           Within five (5) business days following the execution of this Agreement, (i) the Holding Company shall issue a share certificate to the Grantee representing the Holding Company Shares and update its register of members accordingly; and (ii) the Company shall update its records to reflect the transfer of the Option from the Grantee to the Holding Company.

7.           This Agreement shall be governed by and construed under the laws of the Cayman Islands.

8.           This Agreement may be amended with the written consent of the Grantee, the Holding Company and the Company.

9.           This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GRANTEE

HOLDING COMPANY

[Name of company]

By:

Name:
Title:

THE COMPANY

AutoChina International Limited

Name:
Title: